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                                  Exhibit 21.1

                                  Subsidiaries

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

NAME                                                        JURISDICTION OF INCORPORATION
----                                                        -----------------------------

IIT Holding Inc.                                                        FL
         International Information Technology, Inc.                     CA
         International Information Technology IIT, C.A.                 Venezuela

Advanced Communications Resources, Inc.                                 NY

USi License Subsidiary No. 1, LLC                                       DE

USi License Subsidiary No. 2, LLC                                       DE

USi License Subsidiary No. 3, LLC                                       DE

USi License Subsidiary No. 4, LLC                                       DE

USi License Subsidiary No. 5, LLC                                       DE

USi License Subsidiary No. 6, LLC                                       DE

USi License Subsidiary No. 7, LLC                                       DE

USi License Subsidiary No. 8, LLC                                       DE
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